EXHIBIT 3 (i)

                    ARTICLES OF INCORPORATION
                CITIZENS FINANCIAL SERVICES, INC.

1. Name of Corporation (Must contain a corporate indicator unless exempt under 15 P.S. 2908 8)

          Citizens Financial Services, Inc.

2. Address of Registered Office in Pennsylvania (P.O. Box not acceptable)

          15 South Main Street
          Mansfield, Pennsylvania 16933

3.   Explain the Purpose or Purposes of the Corporation

          To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1993, P.L. 364, as amended).

4.   Aggregate Number Shares, Classes of Shares and Par Value of
     Shares which the Corporation shall have Authority to Issues:

     Number and Class of Shares:

          2,000,000

     Stated Par Value Per Share (if any):

          $1.00

     Total Authorized Capital:

          $2,000,000

     Term of Existence:

          Perpetual

5.   Name and Address of Each Incorporator, and the Number of
     Class and Shares Subscribed to by each Incorporator:

Name                Address                 # and class of shares
Richard E. Wilber   255 Wakefield Terrace     1 share of common
                    Mansfield, PA 16933           stock

Robert M. Jones     307 Granger Street        1 share of common
                    Blossburg, PA 16912           stock

Rudolph J.          2 E. Wellsboro St.        1 share of common
 van der Hiel       Mansfield, PA 16912           stock


6.   IN TESTIMONY WHEREOF, THE INCORPORATOR (S) HAS (HAVE) SIGNED
     AND SEALED THE ARTICLES OF INCORPORATION THIS SEVENTEENTH
     DAY OF NOVEMBER, 1983.

     /s/ Richard E. Wilber
     /s/ Robert M. Jones
     /s/ Rudolph J. van der Hiel

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7.   Cumulative Voting Rights

     Cumulative voting rights shall not exist with respect to the election of directors.

8.   Opposition of Tender (or other offer)

          A. The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

               (1)  Whether the offer price is acceptable based on
                 the historical and present operating results or financial condition of the corporation.

               (2)  Whether a more favorable price could be
                 obtained for the corporation's securities in the future.

               (3)  The impact which an acquisition of the
                 corporation would have on its employees, depositors and customers of the corporation and its subsidiaries in the community which they serve.

               (4)  The reputation and business practices of the
                 offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock.

               (5)  The value of the securities, if any, which the
                 offeror is offering in exchange for the
                 corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered.

               (6)  Any antitrust or other legal and regulatory
                 issues that are raised by the offer.

               B. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: advising shareholders

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
            not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

9.   Classification of Directors

       The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) Directors; Class 2, consisting of not more than eight (8) Directors; and Class 3, consisting of not more than nine (9) Directors. The initial Directors of Class 1 shall serve until the third (3rd) annual meeting of shareholders. At the third
       (3rd) annual meeting of the shareholders, the Directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second annual meeting of the shareholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) terms.
       The initial Directors of Class 3 shall serve until the first (1st) annual meeting of shareholders. At the first
       (1st) annual meeting of the shareholders the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

10.  Number of Directors

       The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full
       Board of Directors may not increase the number of directors to a number which; (i) exceeds by more than two, the number of directors last elected by shareholder,
       (ii) in no event shall the number of directors exceed twenty five.

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11.  Filling of Vacancies in Board of Directors Caused by
       Increase in Number of Directors

       Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors. The Board of Directors shall specify the class in which a director so elected shall serve. Any director elected by the Board of Directors shall hold office only until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, notwithstanding that the term of office of the other directors in the class of which he is a member does not expire at the time of such meeting.
       His successor shall be elected by the shareholders to a term of office which shall expire at the same time as the term of office of the other directors in the class to which he is elected.

12.  Eligibility and Mandatory Retirement

       Commencing with the annual meeting of shareholders of 1984, no person shall be eligible to be newly elected or appointed as a Director as he/she shall have attained the age of sixty-eight (68) years on or prior to December 31 of the year prior to the date of his/her election.

13.  Pre-Emptive Rights

       In the event of any increase in the common stock of this Corporation by the sale of additional shares thereof, each shareholder shall be entitled to subscribe to such additional shares of common stock in proportion to the number of shares authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

14.  Indebtedness

       The Corporation shall have authority to borrow money and the Board of Directors, without the approval of the shareholders and acting within their sole discretion, shall have the authority to issue debt instruments of the Corporation upon such terms and conditions and with such limitation as the Board of Directors deems advisable.
       The authority of the Board of Directors shall include, but not be limited to, the power to issue convertible debentures.

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15.  Indemnification

     A. To the extent permitted by Section 410 of the Pennsylvania Business Corporation Law, and any amendments thereto, and sections relating thereto, Including the Directors' Liability Act, subject to Federal regulatory restrictions, the Board of Directors of the Corporation shall cause the Corporation to indemnify any person who was or is or is threatened to be made a party to any threatened, pending, or completed actions, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any amount paid to the institution itself as a result of an action or suit by or in the right of the Corporation.

            To the extent permitted by law, the Board of Directors of the Corporation shall cause the Corporation to purchase and maintain insurance on behalf of any person who is or was against any liability asserted against him or her and incurred by him or her in any such capacity, and arising out of his or her status as such.

          B. A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

              (1)  the director has breached or failed to perform
                 the duties of his or her office under Section 8363 of the Directors' Liability Act (relating to standard of care and justifiable reliance); and

               (2)  the breach or failure to perform constitutes
                 self-dealing, willful misconduct or
                 recklessness.

                 Exception.
  The provisions of this section shall not apply to:

          (1) the responsibility or liability of a director pursuant to any criminal statute; or

          (2) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

                              -5-
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16.  Shareholder Action

       No merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale of other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the outstanding shares of Common Stock. This Article may not be amended unless first approved by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the outstanding shares of Common Stock.


Reflects Amendment to Article 15 as approved by Shareholders at the April 19, 1988, Annual Meeting.

Amendment to Article 4 as approved by Shareholders at the Annual Meeting on April 18, 1995:

     4. The aggregate number of shares which the Corporation shall have authority to issue is 5,000,000 shares of the Common Stock of the par value of $1.00 per share (the
       "Common Stock").

                           BYLAWS OF

               CITIZENS FINANCIAL SERVICES, INC.

These Bylaws are supplemental to the Pennsylvania Business
Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

     ARTICLE I.     MEETINGS OF SHAREHOLDERS.

     Section 101. Place of Meetings.    All meetings of the
shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

     Section 102. Annual Meetings. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

     Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, or by any three or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Corporation.

     Section 104. Conduct of Shareholders' Meetings. The Board of Directors shall appoint an officer to preside at all shareholders' meetings. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II.    DIRECTORS AND BOARD MEETINGS.

     Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

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
     Section 202. Nomination for Directors. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than 90 days nor more than 120 days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the age of each proposed nominee; (c) the principal occupation of each proposed nominee; (d) the number of shares of the Corporation owned by each proposed nominee; (e) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee; (f) the name and residence address of the notifying shareholder; and (g) the number of shares of the Corporation owned by the notifying shareholder.

     Any nomination for director not made in accordance with this Section shall be disregarded by the Chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nomine shall be counted.

     Section 203. Directors Must Be Shareholders. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Directors vacated.

     Section 204. Resignations. Any Director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

     Section 205. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board.

     Section 206. Organizational Meeting. The Directors elected shall meet at the main office of the Corporation for the purpose of organizing the new Board and electing and appointing Officers of the Corporation for the succeeding year. Such meeting shall be held on the day of election or as soon as practicable thereafter and in any event within thirty days thereof. A quorum of Directors elected must be present at such meeting.

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
     Section 207. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall, from time to time, designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     Section 208. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organization Meeting following the election of Directors.

     Section 209. Chairman of the Board.     The Board of Directors
shall appoint one of its members to be a Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

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     Section 210. Vice Chairmen of the Board.  The Board of
Directors may elect one (1) or more Vice Chairmen of the Board as the Board of Directors may, from time to time, deem advisable. The Vice Chairmen of the Board shall have such duties as are prescribed by the Board of Directors or the Chairman of the Board.

     Section 211. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. The minutes of each meeting shall be signed by the Secretary or other Officer appointed to act as Secretary of the meeting. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

ARTICLE III.   COMMITTEES.

     Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of
Directors:  Executive Committee and Audit Committee.

     Section 302. Executive Committee. The Executive Committee shall consist of the Chairman of the Board, the President, and no less than two (2) other directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

     Section 303. Audit Committee. The Audit Committee shall consist of one (1) or more Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee.
A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Committee shall supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to examine the affairs of the Corporation.

     Section 304. Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

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ARTICLE IV.    OFFICERS.
     Section 401. Officers. The Officers of the Corporation shall be a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other Officers and Assistant Officers as the Board of Directors may, from time to time, deem advisable. Except for the President, Secretary, and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Treasurer. All Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors shall determine from time to time. Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected. Each Officer shall hold his office for the current year for which he was elected or appointed by the Board, unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

     Section 402. President. The President shall have general supervision of all of the departments and business of the Corporation and shall prescribe the duties of the other Officers and Employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the President. The President shall be a member of the Board of Directors. In general, the President shall perform all the duties and exercise all the powers and authorities incident to such office or as prescribed by the Board of Directors.

     Section 403. Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, one Vice President, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

     Section 404. Secretary. The Secretary shall act under the supervision of the Board of Directors. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation and when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. An assistant Secretary may be designated to serve in the event of absence or disability of the Secretary.

     Section 405. Treasurer. The Treasurer shall act under the supervision of the President or such other Officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

     Section 406. Other Officers. All other Officers shall perform such duties as shall be prescribed by the Board of Directors or the President.

     Section 407. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers, except the President, shall be fixed by or in the manner designated by the President.

     Section 408. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.     INDEMNIFICATION.

     Section 501. To the extent permitted by Section 410 of the Pennsylvania Business Corporation Law, and any amendments thereto, and sections relating thereto, Including the Directors' Liability Act, subject to Federal regulatory restrictions, the Board of Directors of the Corporation shall cause the Corporation to indemnify any person who was or is or is threatened to be made a party to any threatened, pending, or completed actions, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any amount paid to the institution itself as a result of an action or suit by or in the right of the Corporation.

To the extent permitted by law, the Board of Directors of the Corporation shall cause the Corporation to purchase and maintain insurance on behalf of any person who is or was against any liability asserted against him or her and incurred by him or her in any such capacity, and arising out of his or her status as such.

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
     Section 502. A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

     (1) the director has breached or failed to perform the duties of his or her office under Section 8363 of the Directors' Liability Act (relating to standard of care and justifiable reliance); and

     (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Exception.
The provisions of this section shall not apply to:

     (1) the responsibility or liability of a director pursuant to any criminal statute; or

     (2) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

ARTICLE VI.    SHARES OF CAPITAL STOCK.

     Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation.

     Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

     Section 603. Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

     Section 604. Control-Share Acquisitions. Subchapter G of Chapter 25 of the Pennsylvania Corporation Law of 1988 (Title 15 of the Pennsylvania Consolidated Statues) as enacted by Act 36 of 1990, approved April 27, 1990 shall not be applicable to this corporation.

ARTICLE VII.   GENERAL.

     Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

     Section 702. Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty (50) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

     Section 703. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

     Section 704. Emergency Bylaws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

          (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one
(1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

          (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

     Section 705. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VIII.  AMENDMENT OR REPEAL.
     Section 801. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

     Section 802. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.

ARTICLE IX.    APPROVAL OF AMENDED BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

     Section 901. Approval and Effective Date. These Bylaws have been approved as the Bylaws of the Corporation this 20th day of December, 1983, and shall be effected as of said date.



                                /s/ Robert G. Messinger
                                Robert G. Messinger, Secretary

     Section 902. Amendments or Repeals.

                              Date Amended
     Section Involved         or Repealed        Approved By
        ARTICLE V            April 19, 1988    Shareholders
        Section 604          July 23, 1990     Board of Directors
        Section 202          May 28, 1991      Board of Directors